                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1998, included in the Northern Trust Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP

Chicago, Illinois
May 14, 1998



                              CONSENT OF ATTORNEY



     The consent of Peter L. Rossiter, Executive Vice President and General Counsel, to the filing of his opinion as an exhibit to this registration statement is contained in his opinion filed as Exhibit 5 hereto.